THIS DOCUMENT IS A COPY OF THE FORM 8-K FILED ON JULY 11, 2005
PURSUANT TO RULE 201 TEMPORARY HARDSHIP EXEMPTION.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 5, 2005
Date of Report (Date of earliest event reported)

Grupo Transportación Ferroviaria
Mexicana, S.A. de C.V.

(Exact Name of Registrant as specified in its charter)

Mexican Railway Transportation Group
(Translation of Registrant’s name into English)

United Mexican States (State or Other Jurisdiction of Incorporation)	333-08322-01 (Commission File Number)	N/A (IRS Employer Identification No.)

Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)

+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2005, the shareholders of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”) appointed Francisco Javier Rión as chief executive officer of Grupo TFM. Mr. Rión replaces Vicente Corta Fernández, who had been serving as Grupo TFM’s interim chief executive officer since April 2005. Mr. Corta, a partner at the law firm of White & Case, S.C. in Mexico City, will continue to serve as outside counsel to Grupo TFM in Mexico. Mr. Rión will also serve as the chief executive officer of TFM, S.A. de C.V.

Mr. Rión has nearly 30 years of experience in the transportation industry. Mr. Rión joins Grupo TFM from Bombardier Transportation, where he served as president of its London-based Rail Control Solutions Division since May 2001. From July 1995 to April 2001, he was Bombardier’s president and managing director in Mexico City. From July 1991 to 1995, he was the general director of Dina Autobuses/ConscorcioG-Grupo Dina in Mexico City. From 1976 to 1991, Mr. Rión held a number of operations, manufacturing and engineering management positions with Ford Motor Company, S.A. de C.V. Mr. Rión was also a member of the North American Advisory Committee of the Mexican Investment Board from 1997 through 2002.

Mr. Rión holds an industrial engineering degree from the Universidad La Salle in Mexico and has postgraduate studies in Finance at the University of Michigan and in Business Administration at the Instituto Panamericano de Alta Dirección de Empresa.

Grupo TFM confirms, as required under the Securities Exchange Act of 1934, the following:

a)	There is no family relationship between Mr. Rión and any director or executive officer of Grupo TFM.

b)	There was no arrangement or understanding between Mr. Rión and any other person pursuant to which he was appointed as chief executive officer of Grupo TFM.

c)	There are no transactions between Mr. Rión and Grupo TFM that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
Date: July 8, 2005
	By:	/s/ Paul J. Weyandt
		Name:	Paul J. Weyandt
		Title:	Interim Chief Financial Officer